Exhibit 7.1

IESI-BFC LTD.,

Issuer

- and -

•,
Canadian Trustee

- and -

•,
U.S. Trustee

INDENTURE

Dated as of •, 20•

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ARTICLE 15
SUBMISSION TO JURISDICTION		62
15.1	Agent for Service; Submission to Jurisdiction; Waiver of Immunities	62

v

INDENTURE dated as of •, 20•

B E T W E E N:

IESI-BFC LTD.,  a corporation duly organized and existing under the laws of Ontario (herein called the “Corporation”), having its principal office at 400 Applewood Crescent, 2nd Floor, Vaughan, Ontario, Canada, L4K 0L3

(the “Corporation”)

- and -

•, a trust company duly incorporated and existing under the laws of Canada, as Canadian Trustee

(the “Canadian Trustee”)

- and -

•, a national banking association organized under the laws of the United States, as United States Trustee

(the “U.S. Trustee” and, together with the Canadian Trustee, sometimes called the “Trustee” or the “Trustees”)

RECITALS:

A.            The Corporation has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as in this Indenture provided.

B.            This Indenture is subject to provisions of the Business Corporations Act (Ontario) and the United States Trust Indenture Act of 1939, as amended, to the extent applicable under Rule 4d-9 thereunder, and shall, to the extent applicable, be governed by such provisions and by other applicable provisions of Trust Indenture Legislation.

C.            All things necessary to make this Indenture a valid agreement of the Corporation, in accordance with its terms, have been done.

NOW THEREFORE THIS INDENTURE WITNESSETH for and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

1.1          Definitions

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)           the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation; and

(c)           the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Article 3, Article 6 and Article 14 are defined in those Articles.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.4.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Arm’s Length” has the meaning ascribed to it, as of the date hereof, in the Income Tax Act (Canada).

“Authorized Newspaper” means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

“Board of Directors” means either the board of directors of the Corporation or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Corporation to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustees.

“Business Day”, when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, means, unless otherwise specified with respect to any Securities pursuant to Section 3.1, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or other location are authorized or obligated by law or executive order to close.

“Canadian Dollars” or “C$” means the lawful money of Canada.

“Canadian Trustee” means • and its successors hereunder.

“Chartered Accountant” means any Arm’s Length firm of chartered accountants (whether or not such firm of accountants regularly acts for the Corporation), selected by the Corporation, licensed under the Public Accountancy Act (Ontario) and of nationally recognized standing and reputation.

“Corporate Trust Office”, with respect to the Canadian Trustee, means the principal office of the Canadian Trustee in Toronto, Ontario at which at any particular time its corporate trust business shall be administered, which office on the date hereof is located, for delivery purposes, at •; and, with respect to the U.S. Trustee, means the principal office of the U.S. Trustee at •.

“corporation” includes corporations, associations, companies and business trusts.

“Corporation” means the Person named as the “Corporation” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Corporation” shall mean such successor Person.

“Corporation Order” or “Corporation Request” means a written order or request signed in the name of the Corporation by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to a Trustee.

“Currency” means Canadian Dollars or U.S. Dollars, as specified for each series of Securities in the applicable supplemental indenture;

“Debt” means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

“Defaulted Interest” has the meaning specified in Section 3.7(b).

“Event of Default” has the meaning specified in Section 5.1.

“Government Obligations” means, unless otherwise specified with respect to any series of Securities pursuant to Section 3.1, securities which are (i) direct obligations of the government which issued the Currency in which the Securities of a particular series are payable or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the government which issued the Currency in which the Securities of such series are payable, the payment of which is unconditionally guaranteed by such government, which, in either case, are full faith and credit obligations of such government payable in such Currency and are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest or principal of the Government Obligation evidenced by such depository receipt.

“Holder” means the Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of particular series of Securities established as contemplated by Section 3.1; provided, however, that, if at any time more than one Canadian Trustee and one U.S. Trustee are acting as Trustees under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities for which such Person is Trustee established as contemplated by Section 3.1, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

“interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity at the rate prescribed in such Original Issue Discount Security.

“Interest Payment Date”, means, for each Security, a date on which interest is due and payable in accordance with the terms pertaining to such Security.

“Market Exchange Rate” means, unless otherwise specified with respect to any Securities pursuant to Section 3.1, (i) for any conversion from Canadian Dollars or U.S Dollars to the other, the exchange rate between the two Currencies according to the Bank of Canada noon rate of exchange on the date of the conversion.

“Material Subsidiary” means, at any date, any Subsidiary of the Corporation whose total assets after excluding intercompany accounts are in excess of 10% of the total assets of the Corporation and its Subsidiaries, with any determination being made as at the end of the most recently completed fiscal year for which consolidated financial statements have been prepared, except to the extent that on such date the principal financial officers of the Corporation have actual knowledge that such assets are more or less than 10% of the total assets of the Corporation and its Subsidiaries.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

“OBCA” means the Business Corporations Act (Ontario) and the regulations thereunder as amended from time to time.

“Obligation” means indebtedness for money borrowed or indebtedness evidenced by a bond, note, debenture or other evidence of indebtedness.

“Officers’ Certificate” means a certificate signed by the Chairman, the President or a Vice President, together with any other of the foregoing, including another Vice President, or the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation, and delivered to the Trustees.

“Opinion of Counsel” means a written opinion of counsel containing the information specified in Section 1.2, who may be counsel for the Corporation and who shall be acceptable to the Trustees.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities authenticated and delivered under this Indenture, except:

(i)            Securities cancelled by a Trustee or delivered to a Trustee for cancellation;

(ii)           Securities, or portions thereof, for whose payment or redemption or repayment at the option of the Holder money in the necessary amount has been deposited with a Trustee or any Paying Agent (other than the Corporation) in trust or set aside and segregated in trust by the Corporation (if the Corporation shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustees has been made;

(iii)          Securities, except to the extent provided in Sections 14.2 and 14.3, with respect to which the Corporation has effected defeasance and/or covenant defeasance as provided in Article 14; and

(iv)          Securities which have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented proof satisfactory to the Trustees that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Corporation;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof pursuant to Section 5.2, (ii) Securities owned by the Corporation or any other obligor upon the Securities or any Affiliate of the Corporation or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether a Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which are certified to a Trustee as so owned shall be disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustees the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Corporation or any other obligor upon the Securities or any Affiliate of the Corporation or of such other obligor.

“Paying Agent” means any Person authorized by the Corporation to pay the principal of (or premium, if any) or interest on any Securities on behalf of the Corporation.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” means, when used with respect to the Securities of or within any series, the place or places where the principal of (and premium, if any) and interest on such Securities are payable as specified as contemplated by Sections 3.1 and 10.2.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Redemption Date”, when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of or within any series means the date specified for that purpose as contemplated by Section 3.1.

“Repayment Date” means, when used with respect to any Security to be repaid at the option of the Holder, the date fixed for such repayment by or pursuant to this Indenture.

“Repayment Price” means, when used with respect to any Security to be repaid at the option of the Holder, the price at which it is to be repaid by or pursuant to this Indenture.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.5.

“Special Record Date” for the payment of any Defaulted Interest on the Securities of or within any series means a date fixed by the Trustees pursuant to Section 3.7.

“Stated Maturity” means the date specified in a Security as the date on which the principal of such Security is due and payable, as such date may be extended pursuant to the provisions of Section 3.8.

“Subsidiary” of any Person means a corporation, partnership, limited partnership, trust or other entity 50% or more of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof.

“Trust Indenture Act” or “TIA” means the United States Trust Indenture Act of 1939 as amended from time to time and regulations thereunder.

“Trust Indenture Legislation” means, at any time, statutory provisions relating to trust indentures and the rights, duties, and obligations of trustees under the trust indentures and of corporations issuing debt obligations under trust indentures to the extent that such provisions are at such time in force and applicable to this Indenture, and at the date of this Indenture means (i) the applicable provisions of the OBCA and (ii) the Trust Indenture Act, but only to the extent applicable under Rule 4d-9 under the Trust Indenture Act.

“Trustee” or “Trustees” means the Persons named as the “Canadian Trustee” and the “U.S. Trustee” in this Indenture, until a successor of either or both of them shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” and “Trustees” shall refer instead to each Person who is then a Trustee hereunder. If the Canadian Trustee resigns or is removed and, pursuant Section 6.10, the Corporation is not required to appoint a successor Trustee to the Canadian Trustee, “Trustee”, “Trustees” and any reference to “both of the Trustees” shall mean the Person named as the U.S. Trustee or any successor thereto appointed pursuant to the applicable provisions of this Indenture.

“U.S. Dollars” or “U.S.$” means the lawful money of the United States.

“U.S. Trustee” means • and its successors hereunder.

“Voting Stock” means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Yield to Maturity” means the yield to maturity, computed at the time of issuance of a Security (or, if applicable, at the most recent redetermination of interest on such Security) and as set forth in such Security in accordance with generally accepted United States bond yield computation principles.

1.2          Compliance Certificates and Opinions

Upon any application or request by the Corporation to either Trustee to take any action under any provision of this Indenture, if required by this Indenture or requested by such Trustee, the Corporation shall furnish to the applicable Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Each such Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a)           a statement that each individual signing such certificate or opinion has read and understands such covenant or condition and the definitions herein relating thereto;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of each such individual, he has made such examination or investigation as he believes necessary to enable him to make the statements or give the opinions contained or expressed therein; and

(d)           a statement as to whether, in the opinion of each such individual, such covenant or condition has been complied with.

1.3          Form of Documents Delivered to Trustees

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.  Any certificate or opinion of an officer of the Corporation may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Corporation stating that the information with respect to such factual matters is in the possession of the Corporation, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

1.4          Acts of Holders

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustees and, where it is hereby expressly required, to the Corporation. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and conclusive in favour of the Trustees and the Corporation, if made in the manner provided in this Section.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustees deem sufficient.

(c)           The principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(d)           If the Corporation shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Corporation may, at its option, by or pursuant to Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Corporation shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than 11 months after the record date.

(e)           Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by either Trustee or the Corporation in reliance thereon, whether or not notation of such action is made upon such Security.

1.5          Notices, Etc. to Trustees and Corporation

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a)           the U.S. Trustee by the Canadian Trustee, any Holder or the Corporation shall be sufficient for every purpose hereunder if made, given, furnished or delivered, in writing to or with the U.S. Trustee at its Corporate Trust Office; or

(b)           the Canadian Trustee by the U.S. Trustee, any Holder or the Corporation shall be sufficient for every purpose hereunder if made, given, furnished or delivered, in writing to or with the Canadian Trustee at its Corporate Trust Office; and

(c)           the Corporation by either Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Corporation addressed to it at the address of its principal office specified in the first paragraph of this Indenture and marked for the attention of the Secretary, or at any other address previously furnished in writing to the Trustees by the Corporation.

1.6          Notice to Holders; Waiver

Where this Indenture provides for notice of any event to Holders of Securities by the Corporation or either Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders of Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Securities. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impractical to mail notice of any event to Holders of Securities when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the applicable Trustee shall be deemed to be sufficient giving of such notice for every purpose hereunder.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with either Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

1.7          Effect of Headings and Table of Contents

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

1.8          Successors and Assigns

All covenants and agreements in this Indenture by the Corporation shall bind its successors and assigns, whether so expressed or not.

1.9          Severability Clause

In case any provision in this Indenture or in any Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

1.10        Benefits of Indenture

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Securities Registrar and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

1.11        Governing Law

This Indenture and the Securities shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. This Indenture is subject to the provisions of Trust Indenture Legislation and shall, to the extent applicable, be governed by such provisions.

1.12        Legal Holidays

In any case where any Interest Payment Date, Redemption Date, sinking fund payment date or Stated Maturity or Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of any Security other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu of this Section) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date or sinking fund payment date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be.

1.13        Entire Agreement

The Indenture constitutes the entire agreement between the Corporation, the Trustees and Holders. No implied covenant, agreement, representation or warranty shall be read into the Indenture against the Corporation, including any covenant, agreement, representation or warranty pertaining to the protection of the reasonable expectations of Holders. For purposes of any rights or remedies under Trust Indenture Legislation that Holders of Notes from time to time or the applicable Trustee may assert or employ, any act or omission of the Corporation that does not constitute a default in the performance, or breach, of any of its covenants or agreements in the Indenture shall be deemed conclusively to be fair and reasonable insofar as the interests of

Holders are concerned. For greater certainty, representations, warranties and statements made by or on behalf of the Corporation (whether orally or in writing) shall not give rise to, or form the basis of, any reasonable expectations of Holders for purposes of any rights or remedies under Trust Indenture Legislation that Holders from time to time or the applicable Trustee may assert or employ. The Indenture may not be supplemented, amended or modified, directly or indirectly, except by one or more indentures supplemental to the Indenture entered into pursuant to the applicable provisions thereof.

ARTICLE 2

SECURITY FORMS

2.1          Forms Generally

The Securities of each series shall be in substantially the forms as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the forms of Securities of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Corporation and delivered to the applicable Trustee at or prior to the delivery of the Corporation Order contemplated by Section 3.3 for the authentication and delivery of such Securities.

The applicable Trustee’s certificate of authentication on all Securities shall be in substantially the form set forth in this Article.

The definitive Securities shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

2.2          Form of Trustee’s Certificate of Authentication

Subject to Section 6.15 the Trustee’s certificate of authentication shall be in substantially the following form:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

(Certificate of Authentication may be
executed by either Trustee).

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

•	•, as U.S. Trustee

as Canadian Trustee

By:		By:
	Authorized Signature		Authorized Signature

2.3          Securities Issuable in Global Form

If Securities of or within a series are specified to be issuable in global form, as contemplated by Section 3.1, then, notwithstanding clause (h) of Section 3.1, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities of such series from time to time endorsed thereon and that the aggregate amount of Outstanding Securities of such series represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by either Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Corporation Order to be delivered to such Trustee pursuant to Section 3.3 or Section 3.4. Subject to the provisions of Section 3.3 and, if applicable, Section 3.4, such Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Corporation Order. If a Corporation Order pursuant to Section 3.3 or Section 3.4 has been, or simultaneously is, delivered, any instructions by the Corporation with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel.

The provisions of the last sentence of Section 3.3 shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Corporation and the Corporation delivers to either Trustee the Security in global form together with written instructions (which need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 3.3.

Notwithstanding the provisions of Section 3.7, unless otherwise specified as contemplated by Section 3.1, payment of principal of and any premium and interest on any Security in permanent global form shall be made to the Person or Persons specified therein.

Notwithstanding the provisions of Section 3.9 and except as provided in the preceding paragraph, the Corporation, the Trustees and any agent of the Corporation and the Trustees shall treat the registered Holder of any global Security as the Holder of the Outstanding Securities represented thereby for all purposes.

ARTICLE 3
THE SECURITIES

3.1          Amount Unlimited; Issuable in Series

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, any or all of the following, as applicable (each of which (except for the matters set forth in clauses (a), (b) and (q) below), if so provided, may be determined from time to time by the Corporation with respect to unissued Securities of the series and set forth in such Securities of the series when issued from time to time):

(a)           the title of the Securities of the series (which shall distinguish the Securities of the series from all other series of Securities);

(b)           any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.4, 3.5, 3.6, 9.6, 11.7 or 13.5);

(c)           the date or dates, or the method or methods by which such date or dates will be determined or extended, on which the principal of the Securities of the series is payable;

(d)           the rate or rates at which the Securities of the series shall bear interest, if any, or the method or methods by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, or the method or methods by which such date or dates shall be determined, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on any Security on any Interest Payment Date, or the method or methods by which such date or dates shall be determined, and the basis upon which interest shall be calculated if other than on the basis of a 360-day year of twelve 30-day months;

(e)           the place or places, if any, other than or in addition to Toronto, Ontario, where the principal of (and premium, if any) and any interest on Securities of the series shall be payable, any Securities of the series may be surrendered for registration of transfer, Securities of the series may be surrendered for exchange and, if different than the location specified in Section 1.5, the place or places where notices or demands to or upon the Corporation in respect of the Securities of the series and this Indenture may be served;

(f)            the period or periods within which, the price or prices at which, the Currency in which, and other terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Corporation, if the Corporation is to have that option;

(g)           the obligation, if any, of the Corporation to redeem, repay or purchase Securities of the series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which, the price or prices at which, the Currency in which, and other terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(h)           if other than denominations of U.S.$1,000 and any integral multiple thereof, the denominations in which any Securities of the series shall be issuable;

(i)            if other than the Corporation or one of the Trustees, the identity of each Security Registrar and/or Paying Agent;

(j)            if other than the principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2 or the method by which such portion shall be determined;

(k)           the Currency in which payment of the principal of (and premium, if any) or interest, if any, on the Securities of the series shall be payable or in which the Securities of the series shall be denominated and the particular provisions applicable thereto in accordance with;

(l)            whether the amount of payments of principal of (and premium, if any) or interest on the Securities of the series may be determined with reference to a formula or other method, and the manner in which such amounts shall be determined;

(m)          whether the principal of (and premium, if any) and interest, if any, on the Securities of the series are to be payable, at the election of the Corporation or a Holder thereof, in a Currency other than that in which such Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency in which such Securities are denominated or stated to be payable and the Currency in which such Securities are to be so payable, in each case in accordance with;

(n)           the designation of the initial Exchange Rate Agent, if any;

(o)           any provisions limiting the applicability of, in modification of, in addition to or in lieu of the provisions of Article 14 that shall be applicable to the Securities of the series;

(p)           provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

(q)           any deletions from, modifications of or additions to the Events of Default or covenants of the Corporation with respect to Securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

(r)            whether any Securities of the series are to be issuable in global form and, if so, whether beneficial owners of interests in any such global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 3.5;

(s)           the Person to whom any interest on any Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(t)            if Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions; and

(u)           any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to the series (which terms shall not be inconsistent with the requirements of Trust Indenture Legislation or the provisions of this Indenture).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in any such indenture supplemental hereto. Not all Securities of any one series need be issued at the same time, and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

3.2          Denominations

All Securities shall be issuable in such denominations as shall be specified as contemplated by Section 3.1. Securities of any series denominated in U.S. Dollars, in the absence of any such provisions, shall be issuable in denominations of U.S.$1,000 and any integral multiple thereof.

3.3          Execution, Authentication, Delivery and Dating

The Securities shall be executed on behalf of the Corporation by its Chairman, its Chief Executive Officer or Chief Financial Officer. The signature of any of these officers on the Securities may be the manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Corporation may deliver Securities of any series executed by the Corporation to one of the Trustees for authentication, together with a Corporation Order for the authentication and delivery of such Securities, and such Trustee, in accordance with the Corporation Order, shall authenticate and deliver such Securities. If not all the Securities of any series are to be issued at one time and if the supplemental indenture establishing such series shall so permit, such Corporation Order may set forth procedures acceptable to the applicable Trustee for the issuance of such Securities and determining terms of particular Securities of such series such as interest rate, maturity date, date of issuance and date from which interest shall accrue.

In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the applicable Trustee shall be entitled to receive, and (subject to Trust Indenture Legislation) shall be fully protected in acting and relying upon, an Opinion of Counsel stating:

(a)           that the form or forms of such Securities have been established in conformity with the provisions of this Indenture;

(b)           that the terms of such Securities have been established in conformity with the provisions of this Indenture;

(c)           that such Securities, when completed by appropriate insertions and executed and delivered by the Corporation to one of the Trustees for authentication in accordance with this Indenture, authenticated and delivered by such Trustee in accordance with this Indenture and issued by the Corporation in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute the legal, valid and binding obligations of the Corporation, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities; and

(d)           that authentication and delivery of such Securities and the execution and delivery of the supplemental indenture, if any, by such Trustee will not violate the terms of the Indenture.

Notwithstanding the provisions of Section 3.1 and of the preceding two paragraphs, if not all the Securities of any series are to be issued at one time, it shall not be necessary to deliver the Officer’s Certificate otherwise required pursuant to Section 3.1 or the Corporation Order and Opinion of Counsel otherwise required pursuant to the preceding two paragraphs prior to or at the time of issuance of each Security, but such documents shall be delivered prior to or at the time of issuance of the first Security of such series.

A Trustee shall not be required to authenticate and deliver any such Securities if the issue of such Securities pursuant to this Indenture will affect such Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to such Trustee.

Each Security shall be dated the date of its issue.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein, executed by either Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Corporation, and the Corporation shall deliver such Security to either Trustee for cancellation as provided in Section 3.10 together with a written statement (which need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Corporation, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

3.4          Temporary Securities

Pending the preparation of definitive Securities of any series, the Corporation may execute, and upon Corporation Order one of the Trustees shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. In the case of Securities of any series, such temporary Securities may be in global form.

If temporary Securities of any series are issued, the Corporation will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series, upon surrender of the temporary Securities of such series at the Corporate Trust Office for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Corporation shall execute and one of the Trustees shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of like tenor of the same series of authorized denominations. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

3.5          Registration, Registration of Transfer and Exchange

So long as required by Trust Indenture Legislation, the Corporation shall cause to be kept at its registered office in Ontario, or at the Corporate Trust Office in Canada an index and register (the “principal register”) of Holders of Securities and shall as soon as possible cause to be entered therein the name (alphabetically arranged) of every person who becomes a Holder together with (i) the full name and address of every Holder, noting, where applicable, the Holder’s representative capacity, (ii) the date that each Holder is entered in the principal register, and whether the Holder acquired its Security by issue or transfer or otherwise and, if by transfer, from whom, (iii) the date that a person ceases to be a Holder, (iv) the principal amount of Securities held by the Holder, and the (v) particulars of the Securities held by the Holder. The Trustee shall initially be the principal securities registrar for the purpose of registering the transfer and exchange of Securities as provided herein; provided, however, that the Corporation may appoint from time to time one or more successor principal security registrars and may from time to time rescind any such appointment. If no longer required by Trust Indenture Legislation, the Corporation may appoint a Person other than the Corporation or a trust corporation in Canada as the principal securities registrar.

The Corporation may also cause to be maintained a branch register or branch registers (each a “branch register”) of Holders of Securities in accordance with Section 10.2 in the same manner and containing the same information with respect to each entry contained therein as contained in the principal register. A copy of every entry in any branch register shall, promptly after the entry is made, be transmitted to the principal registrar. Unless otherwise specified pursuant to Section 3.1, the U.S. Trustee is hereby initially appointed as a branch registrar for the purpose of maintaining a branch register with respect to the Securities of each series at its Corporate Trust Office; provided, however, that the Corporation may from time to time appoint one or more successor or additional branch registrars and may from time to time rescind any such appointment.

The principal register together with each branch register is sometimes referred to herein as the “Securities Register”, and the principal registrar together with each branch registrar is sometimes referred to herein as the “Securities Registrar”. In the event of any conflict between the principal register and any branch register, the principal register shall be determinative.

Upon surrender for registration of transfer of any Security of any series at the Corporate Trust Office for that series, the Corporation shall execute, and one of the Trustees shall authenticate and deliver, in the name of the designated transferee, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series of like tenor, of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Corporation shall execute, and one of the Trustees shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Corporation, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Corporation or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Corporation and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing with such signature guaranteed by a commercial bank reasonably acceptable to the Security Registrar or by a member of a national securities exchange.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.4, 9.6, 11.7 or 13.5 not involving any transfer.

The Corporation shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 14 days before the day of the selection for redemption of Securities of that series under Section 11.3 or 12.3 and ending at the close of business on the day of the mailing of the relevant notice of redemption or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (iii) to issue, register the transfer of or exchange any Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

3.6          Mutilated, Destroyed, Lost and Stolen Securities

If any mutilated Security is surrendered to either Trustee, the Corporation shall execute and such Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding or, in case any such mutilated Security has become or is about to become due and payable, the Corporation in its discretion may, instead of issuing a new Security, pay such Security.

If there shall be delivered to the Corporation and to either Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such surety or indemnity bond as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Corporation or such Trustee that such Security has been acquired by a bona fide purchaser, the Corporation shall execute and upon its request such Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, or, in case any such destroyed, lost or stolen Security has become or is about to become due and payable, the Corporation in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustees) connected therewith.

Every new Security of any series, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

3.7          Payment of Interest; Interest Rights Preserved; Optional Interest Reset

(a)           Unless otherwise provided as contemplated by Section 3.1 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Corporation maintained for such purpose pursuant to Section 10.2; provided, however, that each installment of interest on any Security may at the Corporation’s option be paid by mailing a cheque for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 3.9, to the address of such Person as it appears on the Security Register.

(b)           Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Corporation, at its election in each case, as provided in clause (i) or (ii) below:

(i)            The Corporation may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Corporation shall notify the Trustees in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Corporation shall deposit with one of the Trustees an amount of money in the Currency in which the Securities of such series are payable or shall make arrangements satisfactory to the Trustees for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustees shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustees of the notice of the proposed payment. The Trustees shall promptly notify the Corporation of such Special Record Date and, in the name and at the expense of the Corporation, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose name the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii); or

(ii)           the Corporation may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Corporation to the Trustees of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustees.

(c)           The provisions of this Section 3.7(b) may be made applicable to any series of Securities pursuant to Section 3.1 (with such modifications, additions or substitutions as may be specified pursuant to such Section 3.1). The interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) on any Security of such series may be reset by the Corporation on the date or dates specified on the face of such Security (each an “Optional Reset Date”). The Corporation may exercise such option with respect to such Security by notifying the Trustees of such exercise at least 50 but not more than 60 days prior to an Optional Reset Date for such Note, which notice shall set forth the specific information to be contained in the Reset Notice (as defined below). Not later than 40 days prior to each Optional Reset Date, the Trustees shall transmit, in the manner provided for in Section 1.6, to the Holder of any such Security a notice (the “Reset Notice”) indicating whether the Corporation has elected to reset the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable), and if so (i) such new interest rate (or such new spread or spread multiplier, if applicable) or method of determining such rate (or spread or spread multiplier, if applicable) and (ii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or if there is no such next Optional Reset Date, to the Stated Maturity Date of such Security (each such period a “Subsequent Interest Period”), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Subsequent Interest Period.

Notwithstanding the foregoing, not later than 20 days prior to the Optional Reset Date, the Corporation may, at its option, revoke the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) or method of determining such rate (or spread or spread multiplier, if applicable) provided for in the Reset Notice and establish an interest rate (or a spread or spread multiplier used to calculate such interest rate, if applicable) that is higher than the interest rate (or the spread or spread multiplier, if applicable) or method of determining such rate (or spread or spread multiplier, if applicable) provided for in the Reset Notice, for the Subsequent Interest Period by causing the Trustees to transmit, in the manner provided for in Section 1.6, notice of such higher interest rate (or such higher spread or spread multiplier, if applicable) or method of determining such higher interest rate (or spread or spread multiplier, if applicable) to the Holder of such Security. Such notice shall be irrevocable. All Securities with respect to which the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) is reset on an Optional Reset Date, and with respect to which the Holders of such Securities have not tendered such Securities for repayment (or have validly revoked any such tender) pursuant to the next succeeding paragraph, will bear such higher interest rate (or such higher spread or spread multiplier, if applicable).

The Holder of any such Security will have the option to elect repayment by the Corporation of the principal of such Security on each Optional Reset Date at a price equal to the principal amount thereof plus interest accrued to such Optional Reset Date. In order to obtain repayment on an Optional Reset Date, the Holder must follow the procedures set forth in Article 13 for repayment at the option of Holders except that the period for delivery or notification to one of the Trustees shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that, if the Holder has tendered any Security for repayment pursuant to the Reset Notice, the Holder may, by written notice to one of the Trustees, revoke such tender or repayment until the close of business on the tenth day before such Optional Reset Date.

Subject to the foregoing provisions of this Section and Section 3.5, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

3.8          Optional Extension of Maturity

The provisions of this Section 3.8 may be made applicable to any series of Securities pursuant to Section 3.1 (with such modifications, additions or substitutions as may be specified pursuant to such Section 3.1). The Stated Maturity of any Security of such series may be extended at the option of the Corporation for the period or periods specified on the face of such Security (each an “Extension Period”) up to but not beyond the date (the “Final Maturity”) set forth on the face of such Security. The Corporation may exercise such option with respect to any Security by notifying the Trustees of such exercise at least 50 but not more than 60 days prior to the Stated Maturity of such Security in effect prior to the exercise of such option (the “Original Stated Maturity”), which notice shall set forth the specific information to be contained in the Extension Notice (as defined below). If the Corporation exercises such option, the Trustees shall transmit, in the manner provided for in Section 1.6, to the Holder of such Security not later than 40 days prior to the Original Stated Maturity a notice (the “Extension Notice”) indicating (i) the election of the Corporation to extend the Maturity, (ii) the new Stated Maturity, (iii) the interest rate applicable to the Extension Period and (iv) the provisions, if any, for redemption during such Extension Period. Upon the Trustees’ transmittal of the Extension Notice, the Stated Maturity of such Security shall be extended automatically and, except as modified by the Extension Notice and as described in the next paragraph, such Security will have the same terms as prior to the transmittal of such Extension Notice.

Notwithstanding the foregoing, not later than 20 days before the Original Stated Maturity of such Security, the Corporation may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by causing the Trustees to transmit, in the manner provided for in Section 1.6, notice of such higher interest rate to the Holder of such Security. Such notice shall be irrevocable. All Securities with respect to which the Stated Maturity is extended will bear such higher interest rate.

If the Corporation extends the Maturity of any Security, the Holder will have the option to elect repayment of such Security by the Corporation on the Original Stated Maturity at a price equal to the principal amount thereof, plus interest accrued to such date. In order to obtain repayment on the Original Stated Maturity once the Corporation has extended the Maturity thereof, the Holder must follow the procedures set forth in Article 13 for repayment at the option of Holders, except that the period for delivery or notification to one of the Trustees shall be at least 25 but not more than 35 days prior to the Original Stated Maturity and except that, if the Holder has tendered any Security for repayment pursuant to an Extension Notice, the Holder may by written notice to one of the Trustees revoke such tender for repayment until the close of business on the tenth day before the Original Stated Maturity.

3.9                               Persons Deemed Owners

Prior to due presentment of a Security for registration of transfer, the Corporation, the Trustees and any agent of the Corporation or the Trustees may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 3.5 and 3.7) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Corporation, the Trustees nor any agent of the Corporation or the Trustees shall be affected by notice to the contrary.

None of the Corporation, the Trustees, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, with respect to any global Security, nothing herein shall prevent the Corporation, the Trustees, or any agent of the Corporation or the Trustees, from giving effect to any written certification, proxy or other authorization furnished by any depositary, as a Holder, with respect to such global Security or impair, as between such depositary and owners of beneficial interests in such global Security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such global Security.

3.10                        Cancellation

All Securities surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange or for credit against any current or future sinking fund payment shall, if surrendered to any Person other than a Trustee, be delivered to one of the Trustees. All Securities so delivered shall be promptly cancelled by such Trustee. The Corporation may at any time deliver to one of the Trustees for cancellation any Securities previously authenticated and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and may deliver to one of the Trustees (or to any other Person for delivery to one of the Trustees) for cancellation any Securities previously authenticated hereunder which the Corporation has not issued and sold, and all Securities so delivered, shall be promptly cancelled by such Trustee. If the Corporation shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to one of the Trustees for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. Each Trustee shall deliver its certificate of cancellation to the Corporation.

3.11                        Computation of Interest

Except as otherwise specified as contemplated by Section 3.1 with respect to any Securities, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

For the purposes of disclosure under the Interest Act (Canada), the yearly rate of interest to which any rate of interest payable under a Security, which is to be calculated on any basis other than a full calendar year, is equivalent may be determined by multiplying the rate by a fraction, the numerator of which is the number of days in the calendar year in which the period for which interest at such rate is payable and the denominator of which is the number of days comprising such other basis.

3.12                        Currency and Manner of Payments in Respect of Securities

Unless otherwise specified with respect to any Securities pursuant to Section 3.1, payment of the principal of (and premium, if any) and interest, if any, on the Securities of any series will be made in the Currency in which such Securities are payable.

ARTICLE 4
SATISFACTION AND DISCHARGE

4.1                               Satisfaction and Discharge of Indenture

This Indenture shall upon Corporation Request cease to be of further effect with respect to any series of Securities (except as to any surviving rights of registration of transfer or exchange of Securities of such series herein expressly provided for and the Trustees, at the expense of the Corporation, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series) when

(a)                                  either

(i)                                     all Securities of such series previously authenticated and delivered (other than (i) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6 and (ii) Securities of such series for whose payment money has theretofore been deposited with one of the Trustees or any Paying Agent and thereafter repaid to the Corporation, as provided in Section 10.3) have been delivered to the Trustees for cancellation; or

(ii)                                  all Securities of such series not previously delivered to the Trustees for cancellation

A.                                   have become due and payable, or

B.                                     will become due and payable at their Stated Maturity within one year, or

C.                                     if redeemable at the option of the Corporation, are to be called for redemption within one year under arrangements satisfactory to the Trustees for the giving of notice of redemption by the Trustees in the name, and at the expense, of the Corporation, and the Corporation, in the case of A, B or C above, has deposited or caused to be deposited with one of the Trustees as trust funds in trust for the purpose an amount, in the Currency in which the Securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such Securities not previously delivered to the Trustees for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(iii)                               the Corporation has paid or caused to be paid all other sums payable hereunder by the Corporation; and

(iv)                              the Corporation has delivered to the Trustees an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Corporation to the Trustees under Section 6.8, if money shall have been deposited with one of the Trustees pursuant to subclause B of clause (a) of this Section, the obligations of such Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive.

4.2                              Application of Trust Money

Subject to the provisions of the last paragraph of Section 10.3, all money deposited with a Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Corporation acting as its own Paying Agent) as such Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with such Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE 5
REMEDIES

5.1                               Events of Default

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)                                  default in the payment of any interest on any Security of that series when such interest becomes due and payable, and continuance of such default for a period of 30 days; or

(b)                                 default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or

(c)                                  default in the payment of any sinking or purchase fund or analogous obligation when the same becomes due by the terms of the Securities of such series; or

(d)                                 default in the performance, or breach, of any covenant or warranty of the Corporation in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a series of Securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Corporation by either Trustee or to the Corporation and the Trustees by the Holders of at least 25% in principal amount of all Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(e)                                  (A) there shall have occurred a default by the Corporation in the payment, at the stated maturity, of any Debt (including a default with respect to Securities of any series other than that series) in an amount in excess of U.S.$10,000,000 outstanding under or evidenced by any single indenture or instrument (including this Indenture), whether such Debt now exists or shall hereafter be created, and such default shall have continued after any applicable grace period and shall not have been cured or waived or (B) Debt of the Corporation in an amount in excess of U.S.$10,000,000 outstanding under or evidenced by any single indenture or instrument (including this Indenture), whether such Debt now exists or shall hereafter be created, shall have been accelerated or otherwise declared due and payable prior to the stated maturity thereof, and such Debt shall not have been discharged, or such acceleration shall not have been rescinded or annulled, within 10 days after notice thereof shall have been given, by registered or certified mail, to the Corporation by either Trustee, or to the Corporation and the Trustees by the

Holders of at least 25% in aggregate principal amount of all of the Securities at the time Outstanding; or

(f)                                    the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Corporation or any Material Subsidiary in an involuntary case or proceeding under any applicable United States federal or State or Canadian federal or provincial bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Corporation or any Material Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Corporation or any Material Subsidiary under any other applicable United States federal or State law or under comparable provisions of Canadian federal or provincial law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or any Material Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(g)                                 the institution by the Corporation or any Material Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Corporation or any Material Subsidiary to the institution of bankruptcy or insolvency proceedings against the Corporation or any Material Subsidiary or the entry of a decree or order for relief from creditors, or the filing by the Corporation or any Material Subsidiary of a petition or answer or consent seeking reorganization or relief from creditors in respect of it or its property under any applicable United States federal or State law or under comparable provisions of Canadian federal or provincial law, or the consent by the Corporation or any Material Subsidiary to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or any Material Subsidiary or of any substantial part of its property, or the making by the Corporation or any Material Subsidiary of a general assignment for the benefit of creditors, or the admission by the Corporation or any Material Subsidiary in writing of its inability to pay its debts generally as they become due or, to the knowledge of either of the Trustees, the taking of corporate action by the Corporation or any Material Subsidiary in furtherance of any such action; or

(h)                                 any other Event of Default provided with respect to Securities of that series.

5.2                               Acceleration of Maturity; Rescission and Annulment

If an Event of Default (other than an Event of Default described in clause (d) of Section 5.1 or an Event of Default relating to the Corporation (but not any Material Subsidiary) described in clause (f) or (g) of Section 5.1 with respect to Securities of any series at the time Outstanding occurs and is continuing), then in every such case the Trustees or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Corporation (and to the Trustees if given by Holders), and upon any such declaration such principal amount (or specified portion thereof) shall become immediately due and payable. If an Event of Default described in clause (d) of Section 5.1 occurs and is continuing, then in every such case the Trustees or the Holders of not less than 25% in principal amount of all the Securities then Outstanding may declare the principal amount (or, if any such Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Outstanding Securities to be due and payable immediately, by a notice in writing to the Corporation (and to the Trustees if given by the Holders) and upon any such declaration such principal amount (or specified portion thereof) shall become immediately due and payable. If an Event of Default with respect to the Corporation (but not any Material Subsidiary) described in clause (f) or (g) of Section 5.1 occurs, the principal amount of all the Securities then Outstanding shall automatically, and without any declaration or other action on the part of the Trustees or any Holder, become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the Trustees as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series (or of all series, as the case may be), by written notice to the Corporation and the Trustees, may rescind and annul such declaration and its consequences if

(a)                                  the Corporation has paid or deposited with either or both of the Trustees a sum sufficient to pay in the Currency in which the Securities of such series are payable,

(i)                                     all overdue interest on all Outstanding Securities of that series (or of all series, as the case may be),

(ii)                                  all unpaid principal of (and premium, if any, on) any Outstanding Securities of that series (or of all series, as the case may be) which has become due otherwise than by such declaration of acceleration, and any interest on such unpaid principal at the rate or rates prescribed therefor in such Securities,

(iii)                               to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(iv)                              all sums paid or advanced by the Trustees hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustees, their agents and counsel; and

(b)                                 all Events of Default with respect to Securities of that series (or of all series, as the case may be), other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Securities of that series (or of all series, as the case may be) which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Securities because of an Event of Default specified in Section 5.1(e) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Debt that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Debt, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustees by the Corporation and countersigned by the holders of such Debt or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Securities, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

5.3                               Collection of Indebtedness and Suits for Enforcement by Trustees

The Corporation covenants that if

(a)                                  default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days,

(b)                                 default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, or

(c)                                  default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due pursuant to the terms of any Security,

then the Corporation will, upon demand of the Trustees, pay to either or both of the Trustees, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and to the extent that payment of such interest shall be legally enforceable, on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustees, their agents and counsel.

If the Corporation fails to pay such amounts forthwith upon such demand, the Trustees, in their own names and as trustees of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Corporation or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Corporation or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to Securities of any series (or of all series, as the case may be) occurs and is continuing, the Trustees may in their discretion proceed to protect and enforce their rights and the rights of the Holders of Securities of such series (or of all series, as the case may be) by such appropriate judicial proceedings as the Trustees shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

5.4                               Trustees May File Proofs of Claim

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Corporation or any other obligor upon the Securities or the property of the Corporation or of such other obligor or their creditors, the Trustees (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustees shall have made any demand on the Corporation for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)                                  to file and prove a claim for the whole amount of principal (and premium, if any), or such portion of the principal amount of any series of Original Issue Discount Securities as may be specified in the terms of such series, and interest owing and unpaid in respect of the Securities and to file such other papers or documents and take such other actions, including participating as a member, voting or otherwise, of any official committee of creditors appointed in such matter, as may be necessary or advisable in order to have the claims of the Trustees (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustees, their agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b)                                 to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustees and, in the event that the Trustees shall consent to the making of such payments directly to the Holders, to pay to the Trustees any amount due them for the reasonable compensation, expenses, disbursements and advances of the Trustees, their agents and counsel, and any other amounts due the Trustees under Section 6.8.

Nothing herein contained shall be deemed to authorize the Trustees to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustees to vote in respect of the claim of any Holder in any such proceeding except as aforesaid, to vote for the election of a trustee in bankruptcy or similar person or to participate as a member, voting or otherwise on any committee of creditors.

5.5                               Trustees May Enforce Claims Without Possession of Securities

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustees without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustees shall be brought in their own names as trustees of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustees, their agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

5.6                              Application of Money Collected

Any money collected by the Trustees pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustees and, in case of the distribution of such money on account of principal (or premium, if any, on) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First:                       to the payment of all amounts due the Trustees under Section 6.8;

Second:                  to the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively, in the order of principal first, then premium and then accrued and unpaid interest on amounts in default; and

Third:                     the balance, if any, to the Person or Persons entitled thereto or as a court of competent jurisdiction may direct.

5.7                               Limitation on Suits

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a)                                  such Holder has previously given written notice to either Trustee of a continuing Event of Default with respect to the Securities of that series;

(b)                                 the Holders of not less than 25% in principal amount of the Outstanding Securities of that series in the case of any Event of Default described in clause (a), (b), (c), (e) or (h) of Section 5.1, or, in the case of any Event of Default described in clause (d), (f) or (g) of Section 5.1, the Holders of not less than 25% in principal amount of all Outstanding Securities, shall have made written request to the Trustees to institute proceedings in respect of such Event of Default in their own names as Trustees hereunder;

(c)                                  such Holder or Holders have offered to the Trustees reasonable funding, security and indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)                                 the Trustees for 60 days after their receipt of such notice, request and offer of funding, security and indemnity have failed to institute any such proceeding; and

(e)                                  no direction inconsistent with such written request has been given to either Trustee during such 60-day period by the Holders of not less than a majority in principal amount of the Outstanding Securities of that series in the case of any Event of Default described in clause (a), (b), (c), (e) or (h) of Section 5.1, or, in the case of any Event of Default described in clause (d), (f) or (g) of Section 5.1, by the Holders of not less than a majority in principal amount of all Outstanding Securities;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of the same series, in the case of any Event of Default described in clause (a), (b), (c), (e) or (h) of Section 5.1, or of Holders of all Securities in the case of any Event of Default described in clause (d), (f) or (g) of Section 5.1, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Securities of the same series, in the case of any Event of Default described in clause (a), (b), (c), (e) or (h) of Section 5.1, or of Holders of all Securities in the case of any Event of Default described in clause (d), (f) or (g) of Section 5.1.

5.8                               Unconditional Right of Holders to Receive Principal, Premium and Interest

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article 14) and in such Security, of the principal of (and premium, if any) and (subject to Section 3.7) interest on, such Security on the respective due dates expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

5.9                               Restoration of Rights and Remedies

If the Trustees or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustees or to such Holder, then and in every such case, subject to any determination in such proceeding, the Corporation, the Trustees and the Holders of Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustees and the Holders shall continue as though no such proceeding had been instituted.

5.10                        Rights and Remedies Cumulative

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustees or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

5.11                        Delay or Omission Not Waiver

No delay or omission of the Trustees or either of them or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustees or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustees or by the Holders, as the case may be.

5.12                        Control by Holders

With respect to the Securities of any series, the Holders of not less than a majority in principal amount of the Outstanding Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustees, or exercising any trust or power conferred on the Trustees, relating to or arising under clause (a), (b), (c), (e) or (h) of Section 5.1, and, with respect to all Securities, the Holders of not less than a majority in principal amount of all Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustees, or exercising any trust or power conferred on the Trustees, not relating to or arising under clause (a), (b), (c), (e) or (h) of Section 5.1, provided that in each case

(a)                                  such direction shall not be in conflict with any rule of law or with this Indenture,

(b)                                 the Trustees may take any other action deemed proper by them which is not inconsistent with such direction, and

(c)                                  the Trustees need not take any action which might involve either of them in personal liability or be unjustly prejudicial to either of them or to the Holders of Securities of such series not taking part in such direction or to the Holders of Securities of any other series.

5.13                        Waiver of Past Defaults

Subject to Section 5.2, the Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default described in clause (a), (b), (c), (e) or (h) of Section 5.1 (or, in the case of a default described in clause (d), (f) or (g) of Section 5.1, the Holders of not less than a majority in principal amount of all Outstanding Securities may waive any such past default), and its consequences, except a default

(a)                                  in respect of the payment of the principal of (or premium, if any, on) or interest on any Security, or

(b)                                 in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, any such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

ARTICLE 6
THE TRUSTEES

6.1                               Joint Trustees

The rights, powers, duties and obligations conferred and imposed upon the Trustees are conferred and imposed upon and shall be exercised and performed by the U.S. Trustee and the Canadian Trustee jointly, except to the extent otherwise provided herein and except to the extent that, under Trust Indenture Legislation, either Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by the Trustee which is not so incompetent or unqualified. If the Trustees are unable to agree jointly to act or refrain from acting with respect to any right, power, duty or obligation conferred jointly upon the Trustees hereunder, the reasonable decision of the U.S. Trustee to act or refrain from acting shall be binding upon the Canadian Trustee.

6.2                               Duty of Trustees

In the exercise of the powers, rights, duties and obligations prescribed or conferred by the terms of this Indenture, each Trustee shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances and act honestly and in good faith with a view to the best interests of the Holders of the Securities.

6.3                               Notice of Defaults

Each Trustee shall promptly give the other Trustee notice of any Default or Event of Default known to it. The Trustees, or either of them, shall, within a reasonable time but not exceeding 30 days after they become aware of the occurrence of any default hereunder, transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such default, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustees shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the Trustees in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided further that in the case of any default or breach of the character specified in Section 5.1(d) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

6.4                               Certain Rights of Trustees

No provision of this Indenture shall be construed to relieve either of the Trustees from its duties, except that to the extent permitted by Trust Indenture Legislation:

(a)                                  the Trustees may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)                                 any request or direction of the Corporation mentioned herein shall be sufficiently evidenced by a Corporation Request or Corporation Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)                                  whenever in the administration of this Indenture the Trustees shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustees (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, act and rely upon an Officers’ Certificate;

(d)                                 the Trustees may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)                                  neither Trustee shall be under any obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to such Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)                                    the Trustees shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustees, in their discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustees shall determine to make such further inquiry or investigation, they shall be entitled to examine the books, records and premises of the Corporation, personally or by agent or attorney;

(g)                                 the Trustees may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustees shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)                                 a Trustee shall not be deemed to have notice or knowledge of or to be aware of any matter unless written notice thereof is received by such Trustee at its Corporate Trust Office and such notice references the Securities generally, the Corporation or this Indenture. Whenever reference is made in this Indenture to an Event of Default, such reference shall, insofar as determining any liability on the part of a Trustee is concerned, be construed to refer only to an Event of Default of which such Trustee is deemed to have knowledge in accordance with this paragraph; and

(i)                                     neither Trustee shall be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

The Trustees shall not be required to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to them.

6.5                               Trustees Not Responsible for Recitals or Issuance of Securities

The recitals contained herein and in the Securities, except for the Trustees’ certificates of authentication, shall be taken as the statements of the Corporation, and the Trustees assume no responsibility for their correctness. The Trustees make no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustees shall not be accountable for the use or application by the Corporation of the Securities or the proceeds thereof.

6.6                              May Hold Securities

The Trustees, any Paying Agent, any Security Registrar or any other agent of the Corporation or of either Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Trust Indenture Legislation, may otherwise deal with the Corporation with the same rights it would have if it were not a Trustee, Paying Agent, Security Registrar or such other agent.

6.7                               Money Held in Trust

Money held by the Trustees in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustees shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Corporation.

6.8                               Compensation and Reimbursement

The Corporation agrees:

(a)                                  to pay to each Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)                                 except as otherwise expressly provided herein, to reimburse each Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by such Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c)                                  to indemnify each Trustee its officers, employees, agents and advisors for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. A Trustee shall notify the Corporation promptly of any claim for which it may seek indemnity.

The obligations of the Corporation under this Section to compensate each Trustee, to pay or reimburse each Trustee for expenses, disbursements and advances and to indemnify each Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Corporation, the Trustees shall have a claim prior to the Securities upon all property and funds held or collected by the Trustees as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities.

6.9                               Conflicting Interests

(a)                                  Each Trustee represents and warrants to the Corporation that at the date of execution and delivery by it of this Indenture, there is no material conflict of interest between its role as Trustee hereunder and its role in any other capacity. Each Trustee shall, within 90 days after ascertaining that such a material conflict of interest exists, either eliminate such conflict of interest or resign in the manner and with the effect specified in Section 6.11.

(b)                                 If at any time a Trustee fails to comply with the provisions of Section 6.9(a), such Trustee shall within 10 days after the expiration of the 90-day period referred to therein, transmit notice of such failure to the Holders in the manner provided for notices to the Holders in Section 1.6.

(c)                                  If, notwithstanding the provisions of Section 6.9(a), a Trustee has such a material conflict of interest, the validity and enforceability of this Indenture and of the Securities issued hereunder shall not be affected in any manner whatsoever by reason only of such material conflict of interest.

6.10                        Corporate Trustee Required; Eligibility

(a)                                  There shall be at all times a Canadian Trustee under this Indenture. The Canadian Trustee shall at all times be a corporation organized under the laws of Canada or any province thereof and authorized under such laws and the laws of the Provinces of Ontario and British Columbia to carry on trust business therein. If at any time the Canadian Trustee shall cease to be eligible in accordance with this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

(b)                                 There shall at all times be a U.S. Trustee hereunder which shall be a corporation or national association with a combined capital and surplus of at least U.S.$5,000,000 and shall be eligible to act as such under Trust Indenture Legislation. If at any time the U.S. Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

6.11                        Reliance on Evidence of Compliance

In the exercise of their rights, duties and obligations the Trustees may, if they are acting in good faith, rely, as to the truth of the statements and the accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports or certificates furnished pursuant to any covenant, condition or other requirement of this Indenture or required by the Trustee to be furnished to them in the exercise of their rights and duties under this Indenture where such statutory declarations, opinions, reports or certificates comply with the requirements of this Indenture and the Trustees examine such evidence and determines that such evidence indicates compliance with the applicable requirements of this Indenture.

6.12                        Provision of Evidence of Compliance to Trustees

In addition to any other provisions of this Indenture, the Corporation shall furnish to the Trustees evidence of compliance with the conditions precedent provided for in this Indenture relating to:

(a)                                  the certification and delivery of the Securities applied for under any supplemental indenture;

(b)                                 the release or release and substitution of property subject to any security interest constituted by the Indenture;

(c)                                  the satisfaction and discharge of this Indenture; and

(d)                                 the taking of any other action or step to be taken by the Trustees at the request of or on the application of the Corporation.

6.13                        Contents of Evidence of Compliance

Evidence of compliance required by Section 6.13 shall consist of:

(a)                                  an Officers’ Certificate (unless otherwise specifically provided) stating that such conditions precedent have been complied with in accordance with the terms of this Indenture;

(b)                                 in the case of conditions precedent compliance with which are, by this Indenture, made subject to review or examination by a solicitor, an Opinion of Counsel that such conditions precedent have been complied with in accordance with the terms of this Indenture; and

(c)                                  in the case of conditions precedent compliance with which are subject to the review or examination by auditors or accountants, an opinion or report of a Chartered Accountant that such conditions precedent have been complied with in accordance with the terms of this Indenture.

6.14                        Resignation and Removal; Appointment of Successor

(a)                                  No resignation or removal of either Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.15.

(b)                                 Either Trustee may resign at any time with respect to the Securities of one or more series by giving 60 days’ written notice thereof to the Corporation or such shorter notice as the Corporation may accept as sufficient. If the instrument of acceptance by a successor Trustee required by Section 6.15 shall not have been delivered to the resigning Trustee within 30 days after the expiration of such 60-day period, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c)                                  Either Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of 66 2/3% of the aggregate principal amount of the Outstanding Securities of such series, delivered to such Trustee and to the Corporation.

(d)                                 If at any time:

(i)            either Trustee shall fail to comply with the provisions of Section 6.9(a) or (b), or

(ii)           either Trustee shall cease to be eligible under Section 6.10 and shall fail to resign after written request therefor by the Corporation or by any Holder, or

(iii)          either Trustee shall become incapable of acting or shall become or be adjudged a bankrupt or insolvent or a receiver of either Trustee or of its property shall be appointed or any public officer shall take charge or control of either Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation,

then, in any such case, (i) the Corporation, by a Board Resolution, may remove such Trustee with respect to all Securities, or (ii) subject to Trust Indenture Legislation, (A) in the case of clause (i) above, any Holder and any other interested party, and (B) in the case of clauses (ii) and (iii) above, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, apply to any court of competent jurisdiction for the removal of such Trustee with respect to all Securities and the appointment of a successor Trustee.

(e)                                  If either Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the U.S. Trustee or Canadian Trustee for any cause, with respect to the Securities of one or more series, the Corporation, by a Board Resolution, shall promptly appoint a successor Trustee with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one U.S. Trustee or Canadian Trustee with respect to the Securities of any particular series); provided, however, that notwithstanding the provisions of Section 6.14(a), the Company shall not be required to appoint a successor Trustee to the Canadian Trustee if the Canadian Trustee resigns or is removed and a Canadian Trustee under this Indenture is no longer required by Trust Indenture Legislation. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Corporation and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Corporation. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Corporation or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f)                                    The Corporation shall give notice of each resignation and each removal of a Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to the Holders of Securities of such series, to the remaining Trustee and to the Holders in the manner provided for in Section 1.6. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

6.15                       Acceptance of Appointment by Successor

(a)                                  In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Corporation and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Corporation or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b)                                 In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Corporation, the retiring Trustee and each successor Trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than two Trustees, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Corporation or any successor Trustee, such retiring Trustee shall upon payment of its charges duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates. Whenever there is a successor Trustee with respect to one or more (but less than all) series of securities issued pursuant to this Indenture, the terms “Indenture” and “Securities” shall have the meanings specified in the provisos to the respective definitions of those terms in Section 1.1 which contemplate such situation.

(c)                                  Upon request of any such successor Trustee, the Corporation shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d)                                 No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

6.16                        Merger, Conversion, Amalgamation, Consolidation or Succession to Business

Any corporation into which either Trustee may be merged or converted or with which it may be amalgamated or consolidated, or any corporation resulting from any merger, conversion, amalgamation or consolidation to which either Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of either Trustee, shall be the successor of such Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by a Trustee then in office, any successor by merger, conversion, amalgamation or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and in case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion, amalgamation or consolidation.

6.17                        Anti-Money Laundering

The Trustees shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustees, in their sole judgment, determines that such act might cause them to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline.  Further, should the Trustees, in their sole judgment, determine at any time that their acting under this Indenture has resulted in their being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then they shall have the right to resign on ten days’ written notice to the Corporation, provided that (a) the Trustees’ written notice shall describe the circumstances of such non-compliance; and (b) if such circumstances are rectified to the Trustees’ satisfaction within such ten-day period, then such resignation shall not be effective.

6.18        Acceptance of Trusts

The Trustees hereby accept the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth.

ARTICLE 7
HOLDERS’ LISTS

7.1          Disclosure of Names and Addresses of Holders

(a)           A Holder may, upon payment to either Trustee of a reasonable fee and subject to compliance with any applicable requirement of Trust Indenture Legislation, require such Trustee to furnish within 15 days after receiving the statutory declaration referred to below, a list setting out (i) the name and address of every registered Holder, (ii) the aggregate principal amount of Securities owned by each registered Holder, and (iii) the aggregate principal amount of Outstanding Securities, each as shown on the records of such Trustee on the day that the statutory declaration is delivered to such Trustee. The statutory declaration shall contain (i) the name and address of the Holder, (ii) where the Holder is a corporation, its name and address for service, and (iii) a statement that the list will not be used except in connection with an effort to influence the voting of the Holders, an offer to acquire Securities, or any other matter relating to the Securities or the affairs of the Corporation. Where the Holder is a corporation, the affidavit or statutory declaration shall be made by a director or officer of the corporation.

(b)           Every Holder of Securities, by receiving and holding the same, agrees with the Corporation and the Trustees that neither the Corporation nor the Trustees shall be held accountable by reason of the disclosure of such list of the names and addresses of the Holders, regardless of the source from which such information was derived, and that the Trustees shall not be held accountable by reason of mailing any material pursuant to a request made under Trust Indenture Legislation.

7.2          Privacy

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Agreement.  Despite any other provision of this Indenture, neither party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws.  The Corporation shall, prior to transferring or causing to be transferred personal information to the Trustees, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws.  The Trustees shall use commercially reasonable efforts to ensure that their services hereunder comply with Privacy Laws.  Specifically, the Trustees agree: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing their services under or ancillary to this Indenture and not to use it for any other purpose except with the consent of or direction from the Corporation or the individual involved; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

ARTICLE 8
AMALGAMATION, CONSOLIDATION, MERGER,
CONVEYANCE, TRANSFER OR LEASE

8.1          Corporation May Consolidate, etc., Only on Certain Terms

The Corporation shall not amalgamate or consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any other Person, unless:

(a)           the corporation formed by such amalgamation or consolidation or into which the Corporation is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Corporation substantially as an entirety (A) shall be a corporation, partnership or trust organized and validly existing under the laws of Canada or any province thereof or the United States of America, any state thereof or the District of Columbia and (B) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustees, in form satisfactory to the Trustees, the Corporation’s obligation for the due and punctual payment of the principal of (and premium, if any, on) and interest on all the Outstanding Securities and the performance and observance of every covenant of this Indenture on the part of the Corporation to be performed or observed;

(b)           immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred or be continuing; and

(c)           the Corporation has delivered to the Trustees an Officers’ Certificate and an Opinion of Counsel, each stating that such amalgamation, consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

This Section shall only apply to a merger or consolidation in which the Corporation is not the surviving corporation and to conveyances, leases and transfers by the Corporation as transferor or lessor.

8.2          Successor Person Substituted

Upon any amalgamation or consolidation by the Corporation with or merger by the Corporation into any other corporation or any conveyance, transfer or lease of the properties and assets of the Corporation substantially as an entirety in accordance with Section 8.1, the successor Person formed by such amalgamation or consolidation or into which the Corporation is merged or the successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation under this Indenture with the same effect as if such successor Person had been named as the Corporation herein, and in the event of any such conveyance or transfer, the Corporation (which term shall for this purpose mean the Person named as the “Corporation” in the first paragraph of this Indenture or any successor Person which shall become such in the manner described in Section 8.1, except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture and the Securities and may be dissolved and liquidated.

ARTICLE 9
SUPPLEMENTAL INDENTURES

9.1          Supplemental Indentures without Consent of Holders

Without the consent of any Holders, the Corporation, when authorized by or pursuant to a Board Resolution, and the Trustees, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustees, for any of the following purposes:

(a)           to evidence the succession (or successive successions) of another Person to the Corporation and the obligations assumed by such successor in accordance with the provisions of this Indenture; or

(b)           to add to the covenants of the Corporation for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Corporation; or

(c)           to add any additional Events of Default (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are being included solely for the benefit of such series); or

(d)           to add to or change any of the provisions of this Indenture to the extent necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to provide for uncertificated Securities, in compliance with applicable laws and regulations; or

(e)           to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

(f)            to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 3.1; or

(g)           to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than two Trustees, pursuant to the requirements of Section 6.15(b); or

(h)           to close this Indenture with respect to the authentication and delivery of additional series of Securities, to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that any such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or

(i)            to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Sections 4.1, 14.2 and 14.3; provided that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities in any material respect.

9.2          Supplemental Indentures with Consent of Holders

With the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities affected by such supplemental indenture, by Act of said Holders delivered to the Corporation and the Trustees, the Corporation, when authorized by or pursuant to a Board Resolution, and the Trustees may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(a)           change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.1 or the amount thereof provable in bankruptcy pursuant to Section 5.4, or adversely affect any right of repayment at the option of any Holder of any Security, or change any Place of Payment where, or the Currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or Repayment Date, as the case may be), or

(b)           reduce the percentage in principal amount of the Outstanding Securities, or of any series thereof, the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or

(c)           modify any of the provisions of this Section, Section 5.13 or Section 10.5, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

9.3          Execution of Supplemental Indentures

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustees shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustees may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustees’ own rights, duties or immunities under this Indenture or otherwise.

9.4          Effect of Supplemental Indentures

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities shall be bound thereby.

9.5          Conformity with Trust Indenture Legislation

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Legislation as then in effect.

9.6          Reference in Securities to Supplemental Indentures

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustees, bear a notation in form approved by the Trustees as to any matter provided for in such supplemental indenture. If the Corporation shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustees and the Corporation, to any such supplemental indenture may be prepared and executed by the Corporation and authenticated and delivered by the Trustees in exchange for Outstanding Securities of such series.

9.7          Notice of Supplemental Indentures

Promptly after the execution by the Corporation and the Trustees of any supplemental indenture pursuant to the provisions of Section 9.2, the Corporation shall give notice thereof to the Holders of each Outstanding Security so affected, pursuant to Section 1.6, setting forth in general terms the substance of such supplemental indenture.

ARTICLE 10
COVENANTS

10.1        Payment of Principal, Premium, if any, and Interest

The Corporation covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on such Securities in accordance with their terms and this Indenture.

10.2        Maintenance of Office or Agency

The Corporation will maintain or cause to be maintained an office or agency in each Place of Payment for any series of Securities where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Corporation in respect of the Securities of that series and this Indenture may be served.

The Corporation may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Corporation of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Corporation will give prompt written notice to the Trustees of any such designation or rescission and of any change in the location of any such other office or agency. Unless otherwise specified with respect to any Securities as contemplated by Section 3.1 with respect to a series of Securities, the Corporation hereby designates as a Place of Payment for each series of Securities the Corporate Trust Office of the Canadian Trustee in Toronto, Ontario and initially appoints such office as Paying Agent in such city and as its agent to receive all such presentations, surrenders, notices and demands. The Canadian Trustee hereby accepts such appointment.

10.3        Money for Securities Payments to Be Held in Trust

If the Corporation shall at any time act as its own Paying Agent for any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.1 for the Securities of such series and sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustees of its action or failure so to act.

Whenever the Corporation shall have one or more Paying Agents for any series of Securities, it will, three Business Days prior to each due date of the principal of (and premium, if any, on) or interest on any Securities of that series, deposit with a Paying Agent a sum (in the Currency described in the preceding paragraph) sufficient to pay the principal (and premium, if any, on) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is a Trustee) the Corporation will promptly notify the Trustees of its action or failure so to act.

The Corporation will cause each Paying Agent (other than a Trustee) for any series of Securities to execute and deliver to the Trustees an instrument in which such Paying Agent shall agree with the Trustees, subject to the provisions of this Section, that such Paying Agent will:

(a)           hold all sums held by it for the payment of the principal of (and premium, if any) and interest on Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b)           give the Trustees notice of any default by the Corporation (or any other obligor upon the Securities of such series) in the making of any payment of principal of (or premium, if any) or interest on the Securities of such series; and

(c)           at any time during the continuance of any such default, upon the written request of the Trustees, forthwith pay to the Trustees all sums so held in trust by such Paying Agent.

The Corporation may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Corporation Order direct any Paying Agent to pay, to the Trustees all sums held in trust by the Corporation or such Paying Agent, such sums to be held by the Trustees upon the same trusts as those upon which sums were held by the Corporation or such Paying Agent; and, upon such payment by any Paying Agent to the Trustees, such Paying Agent shall be released from all further liability with respect to such sums.

Except as provided in the Securities of any series, any money deposited with the Trustees or any Paying Agent, or then held by the Corporation, in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Corporation on Corporation Request subject to applicable abandoned property or escheat law, or (if then held by the Corporation) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Corporation for payment thereof, and all liability of the Trustees or such Paying Agent with respect to such trust money, and all liability of the Corporation as trustee thereof, shall thereupon cease; provided, however, that the Trustees or such Paying Agent, before being required to make any such repayment, may at the expense of the Corporation cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Corporation.

10.4        Corporate Existence

Subject to Article 8, the Corporation will at all times maintain its corporate existence and will carry on and conduct its business in a proper and efficient manner and will keep or cause to be kept proper books of account and will file with the Trustees copies of all financial statements of the Corporation furnished or required to be furnished to its shareholders; provided, however, that nothing herein contained shall prevent the Corporation from ceasing to operate any premises or property if, in the opinion of the Board of Directors, it shall be advisable and in the best interests of the Corporation so to do.

10.5        Waiver of Certain Covenants

The Corporation may, with respect to any series of Securities, omit in any particular instance to comply with any term, provision or condition set forth in Section 10.4, inclusive, if before the time for such compliance the Holders of not less than a majority in principal amount of all Outstanding Securities affected by such term, provision or covenant, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Corporation and the duties of the Trustees to Holders of Securities of such series in respect of any such term, provision or condition shall remain in full force and effect.

10.6        Annual Compliance Certificate

The Corporation shall deliver to the Trustees, within 90 days after the end of each calendar year, an Officers’ Certificate as to the knowledge of the Officers who execute the Certificate, of the Corporation’s compliance with all conditions and covenants of this Indenture, certifying that after reasonable investigation and inquiry, they are satisfied the Corporation has complied with all covenants, conditions or other requirements contained in the Indenture, the non-compliance with which could, with the giving of notice, lapse of time or otherwise, constitute an Event of Default hereunder, or if such is not the case, setting forth with reasonable particulars any steps taken or proposed to be taken to remedy such Event of Default.

ARTICLE 11
REDEMPTION OF SECURITIES

11.1        Applicability of Article

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 3.1 for Securities of any series) in accordance with this Article.

11.2        Election to Redeem; Notice to Trustees

The election of the Corporation to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Corporation of less than all the Securities of any series, the Corporation shall, at least 60 days prior to the Redemption Date fixed by the Corporation (unless a shorter notice shall be satisfactory to the Trustees), notify the Trustees of such Redemption Date and of the principal amount of Securities of such series to be redeemed and shall deliver to the Trustees such documentation and records as shall enable the Trustees to select the Securities to be redeemed pursuant to Section 11.3. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Corporation shall furnish the Trustees with an Officers’ Certificate evidencing compliance with such restriction.

11.3        Selection by Trustees of Securities to be Redeemed

If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustees, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustees shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Securities of such series; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than the minimum authorized denomination for Securities of such series established pursuant to Section 3.1.

The Trustees shall promptly notify the Corporation in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

11.4        Notice of Redemption

Except as otherwise specified as contemplated by Section 3.1, notice of redemption shall be given in the manner provided in Section 1.6 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.

All notices of redemption shall state:

(a)           the Redemption Date,

(b)           the Redemption Price,

(c)           if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

(d)           that on the Redemption Date the Redemption Price (together with accrued interest, if any, to the Redemption Date payable as provided in Section 11.6) will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(e)           the place or places where such Securities are to be surrendered for payment of the Redemption Price,

(f)            that the redemption is for a sinking fund, if such is the case.

Notice of redemption of Securities to be redeemed at the election of the Corporation shall be given by the Corporation or, at the Corporation’s request, by the Trustees in the name and at the expense of the Corporation.

11.5        Deposit of Redemption Price

One Business Day prior to any Redemption Date, the Corporation shall deposit with the Trustees or with a Paying Agent (or, if the Corporation is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.1 for the Securities of such Series and sufficient to pay the Redemption Price of, and accrued interest on, all the Securities which are to be redeemed on that date.

11.6        Securities Payable on Redemption Date

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.1 for the Securities of such Series (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Corporation shall default in the payment of the Redemption Price and accrued interest) such Securities shall, if the same were interest-bearing, cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Corporation at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable (but without interest thereon, unless the Corporation shall default in the payment thereof) to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.7.

If any Security called for redemption shall not be paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) set forth in the Security.

11.7                        Securities Redeemed in Part

Any Security which is to be redeemed only in part (pursuant to the provisions of this Article or of Article 12) shall be surrendered at a Place of Payment therefor (with, if the Corporation or either Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Corporation and the Trustees or either of them duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Corporation shall execute, and the Trustees or either of them shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE 12
SINKING FUNDS

12.1                        Applicability of Article

Retirements of Securities of any series pursuant to any sinking fund shall be made in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 3.1 for Securities of any series) in accordance with this Article.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any series, the cash amount of any mandatory sinking fund payment may be subject to reduction as provided in Section 12.2. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

12.2                        Satisfaction of Sinking Fund Payments with Securities

Subject to Section 12.3, in lieu of making all or any part of any mandatory sinking fund payment with respect to any Securities of a series in cash, the Corporation may at its option (1) deliver to the Trustees Outstanding Securities of a series (other than any previously called for redemption) previously purchased or otherwise acquired by the Corporation and/or (2) receive credit for the principal amount of Securities of such series which have been previously delivered to the Trustees by the Corporation or for Securities of such series which have been redeemed either at the election of the Corporation pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any mandatory sinking fund payment with respect to the Securities of the same series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided, however, that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustees at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

12.3                        Redemption of Securities for Sinking Fund

Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Corporation will deliver to the Trustees an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.1 for the Securities of such Series) and the portion thereof, if any, which is to be satisfied by delivering or crediting Securities of that series pursuant to Section 12.2 (which Securities will, if not previously delivered, accompany such certificate) and whether the Corporation intends to exercise its right to make a permitted optional sinking fund payment with respect to such series. Such certificate shall be irrevocable and upon its delivery the Corporation shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. In the case of the failure of the Corporation to deliver such certificate, the sinking fund payment due on the next succeeding sinking fund payment date for that series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Securities subject to a mandatory sinking fund payment without the option to deliver or credit Securities as provided in Section 12.2 and without the right to make any optional sinking fund payment, if any, with respect to such series.

Not more than 60 days before each such sinking fund payment date the Trustees shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Corporation in the manner provided in Section 11.4. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.6 and 11.7.

Prior to any sinking fund payment date, the Corporation shall pay to the Trustees or a Paying Agent (or, if the Corporation is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) in cash a sum equal to any interest that will accrue to the date fixed for redemption of Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 12.3.

Notwithstanding the foregoing, with respect to a sinking fund for any series of Securities, if at any time the amount of cash to be paid into such sinking fund on the next succeeding sinking fund payment date, together with any unused balance of any preceding sinking fund payment or payments for such series, does not exceed in the aggregate U.S.$100,000, the Trustees, unless requested by the Corporation, shall not give the next succeeding notice of the redemption of Securities of such series through the operation of the sinking fund. Any such unused balance of moneys deposited in such sinking fund shall be added to the sinking fund payment for such series to be made in cash on the next succeeding sinking fund payment date or, at the request of the Corporation, shall be applied at any time or from time to time to the purchase of Securities of such series, by public or private purchase, in the open market or otherwise, at a purchase price for such Securities (excluding accrued interest and brokerage commissions, for which the Trustees or any paying agent will be reimbursed by the Corporation) determined by the Corporation but not in excess of the principal amount thereof.

ARTICLE 13
REPAYMENT AT OPTION OF HOLDERS

13.1                        Applicability of Article

Repayment of Securities of any series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 3.1 for Securities of any series) in accordance with this Article.

13.2                        Repayment of Securities

Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at a price equal to the principal amount thereof, together with interest, if any, thereon accrued to the Repayment Date specified in or pursuant to the terms of such Securities. The Corporation covenants that on the Business Day preceding the Repayment Date it will deposit with a Trustee or with a Paying Agent (or, if the Corporation is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.1 for the Securities of such Series sufficient to pay the principal (or, if so provided by the terms of the Securities of any series, a percentage of the principal) of, and (except if the Repayment Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof, as the case may be, to be repaid on such date.

13.3                        Exercise of Option

Securities of any series subject to repayment at the option of the Holders thereof will contain an “Option to Elect Repayment” form on the reverse of such Securities. To be repaid at the option of the Holder, any Security so providing for such repayment, with the “Option to Elect Repayment” form on the reverse of such Security duly completed by the Holder (or by the Holder’s attorney duly authorized in writing), must be received by the Corporation at the Place of Payment therefor specified in the terms of such Security (or at such other place or places or which the Corporation shall from time to time notify the Holders of such Securities) not earlier than 45 days nor later than 30 days prior to the Repayment Date. If less than the entire principal amount of such Security is to be repaid in accordance with the terms of such Security, the principal amount of such Security to be repaid, in increments of the minimum denomination for Securities of such series, and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of the principal amount of such Security surrendered that is not to be repaid, must be specified. The principal amount of any Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part. Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Corporation.

13.4                        When Securities Presented for Repayment Become Due and Payable

If Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article and as provided by or pursuant to the terms of such Securities, such Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Corporation on the Repayment Date therein specified, and on and after such Repayment Date (unless the Corporation shall default in the payment of such Securities on such Repayment Date) such Securities shall, if the same were interest-bearing, cease to bear interest. Upon surrender of any such Security for repayment in accordance with such provisions, the principal amount of such Security so to be repaid shall be paid by the Corporation, together with accrued interest, if any, to the Repayment Date; provided, however, that installments of interest, if any, whose Stated Maturity is on or prior to the Repayment Date shall be payable (but without interest thereon, unless the Corporation shall default in the payment thereof) to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.7.

If the principal amount of any Security surrendered for repayment shall not be so repaid upon surrender thereof, such principal amount (together with interest, if any, thereon accrued to such Repayment Date) shall, until paid, bear interest from the Repayment Date at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) set forth in such Security.

13.5                        Securities Repaid in Part

Upon surrender of any Security which is to be repaid in part only, the Corporation shall execute and one of the Trustees shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Corporation, a new Security or Securities of the same series of like tenor, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid.

ARTICLE 14
DEFEASANCE AND COVENANT DEFEASANCE

14.1                        Corporation’s Option to Effect Defeasance or Covenant Defeasance

Except as otherwise specified as contemplated by Section 3.1 for Securities of any series, defeasance of the Securities of or within a series under Section 14.2, or covenant defeasance of or within a series under Section 14.3 shall be made, at the Corporation’s option by Board Resolution at any time, in accordance with the terms of such Securities and in accordance with this Article.

14.2                        Defeasance and Discharge

Upon the Corporation’s exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Corporation shall be deemed to have been discharged from its obligations with respect to such Outstanding Securities on the date the conditions set forth in Section 14.4 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Corporation shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities, which shall thereafter be deemed to be Outstanding only for the purposes of Section 14.5 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustees, at the expense of the Corporation, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Outstanding Securities to receive, solely from the trust fund described in Section 14.4 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on such Securities when such payments are due, (B) the Corporation’s obligations with respect to such Securities under Sections 3.4, 3.5, 3.6, 10.2 and 10.3, (C) the rights, powers, trusts, duties and immunities of the Trustees hereunder and (D) this Article 14. Subject to compliance with this Article 14, the Corporation may exercise its option under this Section 14.2 notwithstanding the prior exercise of its option under Section 14.3 with respect to such Securities.

14.3                        Covenant Defeasance

Upon the Corporation’s exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Corporation shall be released from its obligations under Section 10.4, and, if specified pursuant to Section 3.1, its obligations under any other covenant, with respect to such Outstanding Securities on and after the date the conditions set forth in Section 14.4 are satisfied (hereinafter, “covenant defeasance”), and such Securities shall thereafter be deemed to be not Outstanding for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with Section 10.4, or such other covenant, but shall continue to be deemed Outstanding for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities, the Corporation may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 5.1(d) or Section 5.1(h) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

14.4                        Conditions to Defeasance or Covenant Defeasance

The following shall be the conditions to application of either Section 14.2 or Section 14.3 to any Outstanding Securities of or within a series.

(a)                                  The Corporation shall irrevocably have deposited or caused to be deposited with the Trustees (or another trustee satisfying the requirements of Section 6.10 who shall agree to comply with the provisions of this Article 14 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) an amount (in such Currency in which such Securities are then specified as payable at Stated Maturity), or (B) Government Obligations applicable to such Securities (determined on the basis of the Currency in which such Securities are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal (including any premium) and interest, if any, under such Securities, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustees, to pay and discharge, and which shall be applied by the Trustees (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any) and interest on such Outstanding Securities on the Stated Maturity (or Redemption Date, if applicable) of such principal or installment of principal or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities. Before such a deposit, the Corporation may give to the Trustees, in accordance with Section 11.2 hereof, a notice of its election to redeem all or any part of such Securities at a future date in accordance with Article 11 hereof and the terms of such Securities, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.

(b)                                 No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (f) or (g) of Section 5.1 are concerned, at any time during the three-month period after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(c)                                  In the case of an election under either Section 14.2 and 14.3, the Corporation is not an “insolvent person” within the meaning of the Bankruptcy Act (Canada) on the date of such deposit or at any time during the three-month period after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(d)                                 Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Corporation is a party or by which it is bound.

(e)                                  In the case of an election under Section 14.2, the Corporation shall have delivered to the Trustees an Opinion of Counsel in the United States stating that (x) the Corporation has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(f)                                    In the case of an election under Section 14.3, the Corporation shall have delivered to the Trustees an Opinion of Counsel in the United States to the effect that the Holders of such Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(g)                                 In the case of an election under either Section 14.2 or 14.3, the Corporation shall have delivered to the Trustees an Opinion of Counsel in Canada to the effect that Holders of the Outstanding Securities will not recognize income, gain or loss for Canadian federal or provincial income tax or other tax purposes as a result of such defeasance or covenant defeasance, as applicable, and will be subject to Canadian federal and provincial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance, as applicable, had not occurred.

(h)                                 In the case of an election under either Section 14.2 and 14.3, the Corporation shall have delivered to the Trustees an Officers’ Certificate stating that the deposit made by the Corporation pursuant to its election under Section 14.2 or 14.3 was not made by the Corporation with the intent of preferring the Holders over other creditors of the Corporation or with the intent of defeating, hindering, delaying or defrauding creditors of the Corporation or others.

(i)                                     Notwithstanding any other provisions of this Section, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations in connection therewith pursuant to Section 3.1.

(j)                                     The Corporation shall have delivered to the Trustees an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 14.2 or the covenant defeasance under Section 14.3 (as the case may be) have been complied with.

14.5                        Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions

Subject to the provisions of the last paragraph of Section 10.3, all money and Government Obligations (or other property as may be provided pursuant to Section 3.1) (including the proceeds thereof) deposited with the Trustees (or other qualifying trustee—collectively for purposes of this Section 14.5, the “Trustee”) pursuant to Section 14.4 in respect of any Outstanding Securities of such series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Corporation acting as its own Paying Agent)

as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

The Corporation shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 14.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities.

Anything in this Article 14 to the contrary notwithstanding, the Trustee shall deliver or pay to the Corporation from time to time upon Corporation Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 14.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

ARTICLE 15
SUBMISSION TO JURISDICTION

15.1                        Agent for Service; Submission to Jurisdiction; Waiver of Immunities

By the execution and delivery of this Indenture, the Corporation (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed IESI Corporation, 2301 Eagle Parkway, Suite 200, Fort Worth, Texas, 76177 as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Securities or this Indenture that may be instituted in any federal or New York state court located in the City of New York, or brought by either Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that IESI Corporation has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon IESI Corporation and written notice of said service to it (mailed or delivered to its Secretary at its principal office in Toronto, Canada as specified in Section 1.5 hereof, shall be deemed in every respect effective service of process upon it in any such suit or proceeding. The Corporation further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of IESI Corporation in full force and effect so long as this Indenture shall be in full force and effect.

To the extent that the Corporation has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Corporation hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Securities, to the extent permitted by law.

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

IESI-BFC LTD.

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